EXHIBIT 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO

EXCHANGE ACT RULES 13a-14(a) and 15d-14(a),

AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Victor Huang, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Airship AI Holdings, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	[intentionally omitted]

4.	[intentionally omitted]

5.	[intentionally omitted]

Date: March 11, 2025

/s/ Victor Huang
Victor Huang
Chief Executive Officer (Principal Executive Officer)